Exhibit 99.1


August 19, 2003                                          W. H. Hardman, Jr
Greenville, South Carolina                               (864)255-4127



                    DELTA WOODSIDE INDUSTRIES, INC ANNOUNCES
                   FOURTH QUARTER AND FISCAL YEAR 2003 RESULTS


     Delta Woodside Industries, Inc. (NYSE-DLW) reported net sales of $48.7 million for the quarter ended June 28, 2003, compared to net sales of $52.4 million for the quarter ended June 29, 2002. The 7.1% decrease was principally due to a decline in unit sales related to customer order deferments that resulted from a slowdown at retail partially offset by a slight increase in average sales prices due to the introduction of some new products. For the year ended June 28, 2003, the Company reported net sales of $177.2 million compared to net sales of $174.7 million for the year ended June 29, 2002. This sales increase of 1.5% was principally due to an increase in average sales prices as a result of a change in product mix that included the addition of some new products.

     The Company reported an operating profit of $2.0 million for the quarter ended June 28, 2003 compared to an operating profit of $2.9 million for the quarter ended June 29, 2002. The decline was primarily due to reduced unit sales, higher manufacturing costs associated with reduced running schedules, costs associated with modernizing the Company's Estes plant, and the start-up of some new products partially offset by a more profitable product mix. For the year ended June 28, 2003 the Company reported operating profit of $5.8 million compared to an operating loss of $10.4 million for the year ended June 29, 2002. The operating profit for fiscal 2003 included restructuring expenses associated with the closing of the Company's Catawba Plant of $0.4 million. The operating loss reported for fiscal 2002 included asset impairment and restructuring expenses associated with closed facilities of $8.7 million. In addition to the lower asset impairment and restructuring expenses in fiscal 2003, the improvement in operating earnings from fiscal 2002 to fiscal 2003 was due to lower raw material cost, manufacturing cost reductions and a more profitable product mix.

     Included in the Other (expense) income category for the quarter and year ended June 28, 2003 are before tax gains of $2.3 million and $3.6 million, respectively, from the repurchase by the Company's wholly owned subsidiary, Delta Mills, Inc, of a portion of its 9-5/8% senior notes. For the quarter and year ended June 29, 2002, the Company reported a before tax gain of $15.6 million and $16.1 million, respectively, in this category.

     The Company reported net income of $2.0 million or $0.34 per diluted common share for the quarter ended June 28, 2003 compared to net income of $10.8 million or $1.86 per diluted common share for the quarter ended June 29, 2002. For the year ended June 28, 2003 the Company reported net income of $2.6 million, or $0.44 per diluted common share, compared to a net loss of $2.1 million, or $0.36 per diluted common share, for the year ended June 29, 2002. The net income for the year ended June 28, 2003 includes restructuring expenses associated with the closing of the Catawba Plant of $0.2 million, or $0.04 per diluted common share, on an after tax basis. The net loss for the year ended June 29, 2002 included asset impairment and restructuring expenses associated with closed facilities of $5.6 million, or $0.97 per diluted common share, on an after tax basis.

     W.F. Garrett, President and CEO, commented, "Our fourth quarter was generally consistent with the entire fiscal year of 2003. Retail activity for casual pants remains slow and we see no dramatic improvement in the near future as our inventories continue to be adjusted. Due to our focused effort on cost reductions and more attention to efficiently operating our day-to-day business in response to growing customer demand for quick response, Delta Woodside's overall performance significantly improved. By following our business plan, we expect to continue to move in the right direction."

     The preceding discussion contains certain "forward-looking statements". These are based on the Company's expectations and are necessarily dependent upon assumptions, estimates and data that the Company believes are reasonable and accurate but may be incorrect, incomplete or imprecise. Forward-looking statements are also subject to a number of business risks and uncertainties, any of which could cause actual results to differ materially from those set forth in or implied by the forward-looking statements. These risks and uncertainties include, among others, changes in the retail demand for apparel products, the cost of raw materials, competitive conditions in the apparel and textile industries, the relative strength of the United States dollar as against other currencies, changes in United States trade regulations and the discovery of unknown conditions (such as with respect to environmental matters and similar items). Accordingly, any forward-looking statements do not purport to be predictions of future events or circumstances and may not be realized.

     The  Company  does  not   undertake  to  publicly   update  or  revise  the
forward-looking statements even if it becomes clear that any projected results will not be realized.

     Delta Woodside Industries, Inc., headquartered in Greenville, South Carolina, manufactures and sells textile products for the apparel industry. The Company, which employs approximately 1,600 people, operates five plants located in South Carolina.


                                      ###


CONSOLIDATED STATEMENTS OF OPERATIONS
Delta Woodside Industries Inc.
(In Thousands, except per share data)      3 Months Ended    3 Months Ended    12 Months Ended  12 Months Ended
                                           June 28, 2003     June 29, 2002     June 28, 2003     June 29, 2002
                                         ------------------ ----------------- ----------------  -----------------

Net sales                                         $ 48,672          $ 52,366        $ 177,193          $ 174,673

Cost of goods sold                                  43,783            46,767          160,234            165,267
                                         ------------------ ----------------- ----------------  -----------------
Gross profit                                         4,889             5,599           16,959              9,406
Selling, general and administrative expenses         2,940             3,080           11,370             11,576
Impairment and restructuring expenses                                                     398              8,683
Other income                                            46               390              582                480
                                         ------------------ ----------------- ----------------  -----------------
  OPERATING PROFIT (LOSS)                            1,995             2,909            5,773            (10,373)
Other (expense) income:
  Interest expense                                  (1,178)           (1,683)          (5,275)            (9,025)
  Interest income                                                         37                                 263
  Gain on extinguishment of debt                     2,340            15,572            3,643             16,072
                                         ------------------ ----------------- ----------------  -----------------
                                                     1,162            13,926           (1,632)             7,310
                                         ------------------ ----------------- ----------------  -----------------

INCOME(LOSS) BEFORE INCOME TAXES                     3,157            16,835            4,141             (3,063)
Income tax expense (benefit)                         1,189             6,002            1,558               (958)
                                         ------------------ ----------------- ----------------  -----------------


NET INCOME (LOSS)                                  $ 1,968          $ 10,833          $ 2,583           $ (2,105)
                                         ================== ================= ================  =================

Basic and diluted earnings (loss) per share         $ 0.34            $ 1.86           $ 0.44            $ (0.36)
                                         ------------------ ----------------- ----------------  -----------------

Weighted average shares outstanding                  5,862             5,829            5,862              5,831
                                         ================== ================= ================  =================



CONSOLIDATED BALANCE SHEETS
Delta Woodside Industries Inc.
(In Thousands, except share amounts)
                                                                         June 28, 2003           June 29, 2002
                                                                     ----------------------     -----------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents                                                          $ 781                 $ 314
  Accounts receivable:
     Factor and other                                                               44,628                49,980
     Less allowances for doubtful accounts and returns                                 180                    32
                                                                     ----------------------     -----------------
                                                                                    44,448                49,948
  Inventories
     Finished goods                                                                  7,711                 7,085
     Work in process                                                                25,765                19,878
     Raw materials and supplies                                                     10,659                 5,784
                                                                     ----------------------     -----------------
                                                                                    44,135                32,747

  Deferred income taxes                                                              1,539                 1,895
  Other assets                                                                         519                    19
                                                                     ----------------------     -----------------
                                TOTAL CURRENT ASSETS                                91,422                84,923

Assets held for sale                                                                 3,948                 3,141

PROPERTY, PLANT AND EQUIPMENT, at cost                                             157,400               159,597
     Less accumulated depreciation                                                  90,619                89,096
                                                                     ----------------------     -----------------
                                                                                    66,781                70,501

DEFERRED LOAN COSTS AND OTHER ASSETS                                                   503                   816

DEFERRED INCOME TAXES                                                                5,660                 6,499
                                                                     ----------------------     -----------------

                                                                                 $ 168,314             $ 165,880
                                                                     ======================     =================

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Trade accounts payable                                                          $ 14,217              $ 11,675
  Revolver                                                                          24,856                11,365
  Accrued employee compensation                                                      1,414                 1,696
  Accrued and sundry liabilities                                                    10,303                10,798
                                                                     ----------------------     -----------------
                    TOTAL CURRENT LIABILITIES                                       50,790                35,534
LONG-TERM DEBT                                                                      31,941                47,819
DEFERRED COMPENSATION                                                                7,578                 7,281
SHAREHOLDERS' EQUITY
  Common Stock -- par value $.01 a share -- authorized
50,000,000 shares, issued and outstanding 5,862,000 shares
at June 28, 2003 and 5,829,000 at June 29, 2002                                         59                    58

  Additional paid-in capital                                                        86,869                86,694
  Retained deficit                                                                  (8,923)              (11,506)
                                                                     ----------------------     -----------------
                                                                                    78,005                75,246
COMMITMENTS AND CONTINGENCIES
                                                                     ----------------------     -----------------
                                                                                 $ 168,314             $ 165,880
                                                                     ======================     =================



CONSOLIDATED STATEMENTS OF CASH FLOWS
Delta Woodside Industries Inc. (In Thousands)
                                                        12 Months Ended   12 Months Ended
                                                      June 28, 2003        June 29, 2002
                                                      ---------------     ----------------
OPERATING ACTIVITIES
  Net income (loss)                                          $ 2,583             $ (2,105)
  Adjustments to reconcile net income(loss) to net
     cash provided (used) by operating activities:
     Depreciation                                              8,979                9,174
     Amortization                                                135                  370
     Decrease in deferred loan costs                             175                  541
     Gain on early retirement of debt                         (3,818)             (16,613)
     Provision for impairment and restructuring                  398                8,683
     Gains on disposition of property
        and equipment                                           (433)                (356)
     Change in deferred income taxes                           1,195                 (469)
     Deferred compensation                                       297                  673
     Changes in operating assets and liabilities              (4,988)                  54
                                                      ---------------     ----------------

           NET CASH PROVIDED (USED) BY
                       OPERATING ACTIVITIES                    4,523                  (48)

INVESTING ACTIVITIES
  Property, plant and equipment:
     Purchases                                                (6,442)              (6,496)
     Proceeds of dispositions                                    807                  429
                                                      ---------------     ----------------
           NET CASH USED BY
                      INVESTING ACTIVITIES                    (5,635)              (6,067)

FINANCING ACTIVITIES
  Proceeds from revolving lines of credit                    195,461               44,979
  Repayments on revolving lines of credit                   (181,970)             (33,614)
  Repurchase and retirement of long term debt                (11,888)             (19,383)
  Repurchase common stock                                        (24)                 (44)
                                                      ---------------     ----------------
           NET CASH PROVIDED (USED) BY
                      FINANCING ACTIVITIES                     1,579               (8,062)
                                                      ---------------     ----------------

INCREASE/(DECREASE) IN CASH AND
             CASH AND CASH EQUIVALENTS                           467              (14,177)

Cash and cash equivalents at beginning of year                   314               14,491
                                                      ---------------     ----------------

             CASH AND CASH EQUIVALENTS
                      AT END OF PERIOD                         $ 781                $ 314
                                                      ===============     ================
